SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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[X] Preliminary Information Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
Rule 14c-5(d)(2))
[  ] Definitive Information Statement

EASTERN EXPLORATION COMPANY
(Name of Registrant as Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[LOGO OF EASTERN EXPLORATION COMPANY]

EASTERN EXPLORATION COMPANY
6588 Barnard Drive, Suite 40
Richmond, B.C.
Canada V7C 5R8

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about May ___, 2007 to the holders of record as of the close of business on April 22, 2007 of the common stock of Eastern Exploration Company (“Eastern Exploration”).

Eastern Exploration’s Board of Directors has approved, and 1 stockholder holding 10,000,000 shares of the 14,175,000 shares of common stock outstanding as of April 22, 2007 has consented in writing, to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Delaware General Corporation Law and Eastern Exploration’s Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of Eastern Exploration for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTION BY BOARD OF DIRECTORS
AND
CONSENTING STOCKHOLDERS

GENERAL

Eastern Exploration will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Eastern Exploration will only deliver one Information Statement to multiple security holders sharing an address unless Eastern Exploration has received contrary instructions from one or more of the security holders. Upon written or oral request, Eastern Exploration will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: Eastern Exploration Company, 6588 Barnard Drive, Suite 40, Richmond, B.C., Canada V7C 5R8, Attn: Anthony Tai, Chief Executive Officer. Mr. Tai may also be reach by telephone at (778) 889-3091

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to Eastern Exploration’s Bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of Eastern Exploration’s outstanding capital stock is required to effect the action described herein. As of the record date, Eastern Exploration had 14,175,000 voting shares of common stock issued and outstanding of which 5,090,001 shares are required to pass any stockholder resolutions. The single consenting stockholder of Eastern Exploration is the record and beneficial owner of 10,000,000 shares, which represents approximately 70.55% of the issued and outstanding shares of Eastern Exploration’s common stock. The consenting stockholder, by written consent consented to action in favor of the actions described herein in a joint written consent, dated April 22, 2007. No consideration was paid for the consent. The consenting stockholder’s name and affiliations with Eastern Exploration, and his beneficial holdings are as follows:

Name	Beneficial Holder and Affiliation	Shares Beneficially Held	Percentage

Anthony Tai	President, Chief Executive Officer, Secretary, Treasurer and Director	10,000,000	70.55%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 22, 2007, certain information regarding the ownership of Eastern Exploration’s capital stock by each director and executive officer of Eastern Exploration, each person who is known to Eastern Exploration to be a beneficial owner of more than 5% of any class of Eastern Exploration’s voting stock, and by all officers and directors of Eastern Exploration as a group. Unless otherwise indicated below, to Eastern Exploration’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of April 22, 2007 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 14,175,000 shares issued and outstanding on a fully diluted basis, as of April 22, 2007.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (1)
Anthony Tai (Chief Executive Officer, President, Secretary, Treasurer and Director) 6588 Barnard Drive, Suite 40, Richmond, B.C., Canada V7C 5R8	10,000,000 (directly held)	70.55%

All officer and directors as a group (1 person)	10,000,000	70.55%

(1) This table is based on 14,175,00 shares of common stock issued and outstanding on April 22, 2007.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to our highest paid officers and directors fiscal period from our inception on August 26, 2005 to April 30, 2006. No other compensation was paid to any such officer or directors other than the cash compensation set forth below.

		Annual Compensation			Long-Term Compensation
					Awards		Pay-Outs

Name and Principal		Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/ SARs	All LTIP Payouts	Other
Position	Year	($)	($)	($)	($)	(#)	($)	Compensation

Adrian Tai (1)	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) President, Chief Executive Officer, Secretary, Treasurer and Director

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of Eastern Exploration which may result in a change in control of Eastern Exploration.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous recommendation of Eastern Exploration’s Board of Directors and the written consent of the consenting stockholder:

APPROVAL TO AMEND CERTIFICATE OF INCORPORATION TO EFFECT A FORWARD STOCK
SPLIT AT A RATIO OF FOUR-FOR-ONE
AT ANY TIME AFTER MAY 24, 2007 AND BEFORE JUNE 15, 2007.

On April 22, 2007, the Board of Directors and the consenting stockholder adopted and approved a resolution to effect an amendment to our Certificate of Incorporation to effect a forward stock split of all issued and outstanding shares of common stock of Eastern Exploration, at a ratio of one-for-four (the “Forward Stock Split”), in the form set forth in Appendix “A” to this information statement. The Forward Stock Split shall be effective (i) not earlier than May 24, 2007, twenty (20) days after this Information Statement is mailed to stockholders of record as of April 22, 2007, and ten (10) days after Eastern Exploration notifies both the National Association of Securities Dealers, Inc. and the The Nasdaq Stock Market, Inc. of the Forward Stock Split, and (ii) and not later than June 15, 2007

The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Forward Stock Split if the Board of Directors, in its sole discretion, determines that the Forward Stock Split is no longer in our best interests and that of our stockholders.  The Board of Directors may consider a variety of factors in determining whether or not to implement the Forward Stock Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the common stock, business and transactional developments, and our actual and projected financial performance.

The forward split will not change the number of authorized shares of common stock as stated in Eastern Exploration’s Certificate of Incorporation, as amended, or the par value of Eastern Exploration’s common stock.  Except for any changes as a result of the treatment of fractional shares, each stockholder of Eastern Exploration will hold the same percentage of common stock outstanding immediately following the forward stock split as such stockholder held immediately prior to the split.

Purpose

The Board of Directors believed that it was in the best interests of Eastern Exploration to implement a forward stock split on the basis that the low number of issued and outstanding shares of common stock of Eastern Exploration would likely not appeal to brokerage firms and that when trading, the current projected per share price level of our common stock will reduce the effective marketability of our common stock because of the reluctance of many brokerage firms to recommend stock to their clients or to act as market-makers for issuers which do not have a sufficient number of shares of common stock issued and outstanding.

Certain Risks Associated With the Forward Stock Split

There can be no assurance that the total projected market capitalization of Eastern Exploration’s common stock after the proposed forward stock split will be equal to or greater than the total projected market capitalization before the proposed forward stock split or that the per share of Eastern Exploration’s common stock following the forward stock split will either exceed or remain higher than the current anticipated per share.

There can be no assurance that the market price per new share of Eastern Exploration common stock (the “New Shares”) after the forward stock split will rise or remain constant in proportion to the reduction in the number of old shares of Eastern Exploration common stock (the “Old Shares”) outstanding before the forward stock split.

Accordingly, the total market capitalization of Eastern Exploration’s common stock after the proposed forward stock split may be lower than the total market capitalization before the proposed forward stock split and, in the future, the market price of Eastern Exploration’s common stock following the forward stock split may not exceed or remain higher than the market price prior to the proposed forward stock split.  In many cases, the total market capitalization of a company following a forward stock split is lower than the total market capitalization before the forward stock split.

There can be no assurance that the forward stock split will result in a per share price that will attract investors.

A decline in the market price for Eastern Exploration’s common stock after the forward stock split may result in a greater percentage decline than would occur in the absence of a forward stock split, and the liquidity of Eastern Exploration’s common stock could be adversely affected following a forward stock split.

The market price of Eastern Exploration’s common stock will also be based on Eastern Exploration’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the forward stock split is effected and the market price of Eastern Exploration’s common stock declines, the percentage decline as an absolute number and as a percentage of Eastern Exploration’s overall market capitalization may be greater than would occur in the absence of a forward stock split.  In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a forward stock split are lower than they were before the forward stock split. Furthermore, the liquidity of Eastern Exploration’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the forward stock split.

Eastern Exploration’s common stock trades as a “penny stock” classification which limits the liquidity for Eastern Exploration’s common stock.

Eastern Exploration’s stock is subject to “penny stock” rules as defined in Exchange Act Rule 3151-1.  The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Eastern Exploration’s common stock is subject to these penny stock rules.  Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities.  Penny stocks generally are equity securities with a price of less than U.S. $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

As a result, all brokers or dealers involved in a transaction in which Eastern Exploration’s shares are sold to any buyer, other than an established customer or “accredited investor,” must make a special written determination.  These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of Eastern Exploration’s stockholders to sell in the secondary market, through brokers, dealers or otherwise.  Eastern Exploration also understands that many brokerage firms will discourage their customers from trading in shares falling within the “penny stock” definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the common shares in the United States and stockholders may find it more difficult to sell their shares.  An orderly market is not assured or implied as to Eastern Exploration’s common stock.  Nor are there any assurances as to the existence of market makers or broker/dealers for Eastern Exploration’s common stock.

The Forward Stock Split makes a takeover or change in control of Eastern Exploration more difficult, if not impossible.

The Forward Stock Split is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures. However, Eastern Exploration stockholders should note that upon effectiveness of the Forward Stock Split, there will be approximately 56,700,000 shares of common stock issued and outstanding, leaving only 18,300,000 shares of common stock available for issuance under the Certificate of Incorporation of Eastern Exploration, making any attempt to gain control, or otherwise effect a change in control, of Eastern Exploration more difficult and time consuming than it otherwise would be. Anthony Tai, the consenting stockholder, will continue to hold approximately 70.55% of the issued and outstanding shares of common stock after effectiveness of the Forward Stock Split, and Eastern Exploration will not have a sufficient number of shares authorized for issuance under its Certificate of Incorporation to dilute Mr. Tai to being a non-majority holder of the common stock of Eastern Exploration. To increase the number of shares of common stock authorized for issuance under the Certificate of Incorporation of Eastern Exploration will require a vote of the stockholders, which will be a time consuming and expensive process. Additionally, the low number of additional authorized and unissued shares available for issuance will make it more difficult to remove management. Eastern Exploration is not aware of any proposed attempt to take over Eastern Exploration or of any attempt to acquire a large block of Eastern Exploration’s stock. Eastern Exploration has no present intention to use the increased authorized preferred stock for anti-takeover purposes.

Principal Effects of the Forward Stock Split

In addition to those risk factors noted above, the Forward Stock Split will have the following effects:

General Corporate Changes - 1 Old Share owned by a stockholder would be exchanged for 4 New Shares and (ii) the number of shares of Eastern Exploration’s common stock issued and outstanding will be increased proportionately based on the Forward Stock Split.

If approved and effected, the forward stock split will be effected simultaneously for all of Eastern Exploration’s common stock.  While the intent is for the proposed forward split to affect all of Eastern Exploration’s stockholders uniformly, the process of rounding up when any of Eastern Exploration’s stockholders own a fractional share will result in a non-material change in each stockholder’s percentage ownership interest in Eastern Exploration.

The Forward Stock Split does not materially affect the proportionate equity interest in Eastern Exploration of any holder of common stock or the relative rights, preferences, privileges or priorities of any such stockholder.

Fractional Shares - Any fractional shares of common stock resulting from the forward split will “round up” to the nearest whole number.  No cash will be paid to any holders of fractional interests in Eastern Exploration.

Authorized Shares - The forward split will not change the number of authorized shares of common stock of Eastern Exploration, as states in Eastern Exploration’s Certificate of Incorporation, as amended.

Accounting Matters - The Forward Stock Split will not affect the par value of Eastern Exploration’s common stock.  As a result, as of the effective time of the Forward Stock Split, the stated capital on Eastern Exploration’s balance sheet attributable to Eastern Exploration’s common stock will be increased proportionately based on the Forward Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is increased.  The per share net income or loss and net book value of Eastern Exploration’s common stock will be restated because there will be a greater number shares of Eastern Exploration’s common stock outstanding.

Procedure for Effecting the Forward Stock Split and Exchange of Stock Certificates

Upon effectiveness of the forward stock split, each outstanding share of Eastern Exploration will automatically be converted on the effective date at the applicable forward stock split ratio. It will not be necessary for stockholders of Eastern Exploration to exchange their existing stock certificates.

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-Forward Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the reverse stock split.

Federal Income Tax Consequences of the Forward Stock Split

The following is a summary of certain material federal income tax consequences of the Forward Stock Split.  It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Forward Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the forward stock split.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the forward stock split.  The aggregate tax basis of the New Shares received in the Forward Stock Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged therefor.  The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the forward stock split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Eastern Exploration’s view regarding the tax consequences of the forward stock split is not binding on the Internal Revenue Service or the courts.  Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the forward stock split.

ADDITIONAL AND AVAILABLE INFORMATION

Eastern Exploration is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates.

STATEMENT OF ADDITIONAL INFORMATION

Eastern Exploration’s Registration Statement on Form SB-2, as amended, filed on July 28, 2006, as amended, Current Reports on Form 10-QSB, for the quarters ended October 31, 2006 (as amended), and January 31, 2007 have been incorporated herein by this reference.

Eastern Exploration will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by Eastern Exploration pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding Eastern Exploration should be addressed to Anthony Tai, President and Chief Executive Officer, at Eastern Exploration’s principal executive offices, at: Eastern Exploration Company, 6588 Barnard Drive, Suite 40, Richmond, B.C., Canada V7C 5R8, telephone (778) 889-3091.

APPENDIX “A”

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
EASTERN EXPLORATION COMPANY
(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

The undersigned, Anthony Tai, the President, Chief Executive Officer and Secretary, of Eastern Exploration Company, a Delaware corporation (the “Corporation”), hereby certifies:

FIRST: That the Board of Directors of the Corporation duly adopted by unanimous written consent certain resolutions setting forth the proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling for the submission of such amendment to the stockholders of the Corporation pursuant to Section 242(b)(2) of the General Corporation Law of the State of Delaware, and stating that such amendment will be effective only after approval thereof by the holders of a majority of the outstanding shares of common stock, par value $.0001 per share, of the Corporation entitled to vote thereon.

SECOND: That thereafter, pursuant to resolutions of the Board of Directors of the Corporation, such amendment was submitted to the holders of a majority of the common stock of the Corporation, and a majority of such holders adopted by written consent the following resolution to amend the Certificate of Incorporation of the Corporation:

RESOLVED, that the Certificate of Incorporation be, and it hereby is, amended by deleting in its entirety the present Article FOURTH and substituting in lieu thereof the following new Article FOURTH:

“The Corporation is authorized to issue one class of stock to be designated “common stock.” The total number of shares which the Corporation is authorized to issue is 75,000,000 shares, par value $.0001 per share.

Effective at 12:01 a.m., Eastern Standard Time on [__________], 2007 (the “Effective Date”), each share of the Corporation’s common stock, par value $.0001 per share (the “Old common stock”) issued and outstanding immediately prior to the Effective Time will be, automatically and without any action on the part of the respective holders thereof, split and converted into four (4) shares of common stock, par value $.0001 per share, of the Corporation (the “New common stock”).

Notwithstanding the immediately preceding sentence, no fractional shares of New common stock shall be issued to the holders of record of Old common stock in connection with the foregoing reclassification of shares of Old common stock and the Corporation shall not recognize on its stock record books any purported transfer of any fractional share of New common stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old common stock shall be rounded up to the nearest whole share. Each stock certificate that, immediately prior to the Effective Date, represented shares of Old common stock shall, from and after the Effective Date, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New common stock into which the shares of Old common stock represented by such certificate shall have been reclassified, provided, however, that each holder of record of a certificate that represented shares of Old common stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New common stock into which the shares of Old common stock represented by such certificate shall have been reclassified.”

THIRD: That this Certificate of Amendment to the Certificate of Incorporation herein certified has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation on _______, 2007.

By:
Name: Anthony Tai
Title: President, Chief Executive Officer and Secretary